                                                            EXHIBIT 10.9


               [LOGO OF CREDENTIALS SERVICES INTERNATIONAL, INC.]


DATE:        January 6, 1997


TO:          Gerry Keehan


FROM:        Dave Thompson
             /s/ Dave Thompson


SUBJECT:     Compensation


Gerry, as we discussed, effective January 1, 1997, you have been appointed Executive Vice President - Marketing. The details are as follows:

* Annual base compensation of $140,000, to be adjusted annually based upon performance.

* An annual bonus targeted at 20% of your base compensation, based upon the attainment of business goals as determined by myself and the Board of Directors.

*       Participation in equity ownership, as previously agreed.

* In the event of termination without cause, twelve months salary and benefits will be paid.

This updates your previous letter agreement dated October 1, 1994. In the next several months, we will work towards implementing an employment agreement for you.

Please see me with any questions.

cc: S. Henderson

            [LETTERHEAD OF CREDENTIALS SERVICES INTERNATIONAL, INC.]






October 1, 1994


Mr. Gerry Keehan
28241 Leticia Avenue
Mission Viejo, CA 92692


Dear Gerry:

  This letter will evidence the agreement between you and Credentials Services International, Inc., a Delaware Corporation (the "Company"), regarding the terms of your employment by the Company. By your execution and return of this letter, you agree with the Company as follows:

  1. Term: Through September 30, 1999; however, either you or the Company may terminate without cause, and the Company may terminate with cause, at any time prior to that date.

  2. Duties and Responsibilities: Your duties and responsibilities shall be those assigned to you by the President and the Board of Directors of the Company, and you shall devote your full time and effort to the performance of those duties and responsibilities.

  3.      Salary:  $100,000 annually.

  4. Bonus: If the Company meets its projected cash flow budget on a cumulative basis from October 1, 1994, $30,000 plus, at the discretion of the Board of Directors, up to an additional $15,000.

  5. Special Bonus: Should the Company exceed its projected cash flow budget in any year (October 1 - September 30), after taking into account prior year shortfalls, you, along with other executives, will participate in a special bonus pool of no more than $950,000.

  6. Additional Benefits: You will be entitled to a vacation allowance and to participate in all 401(k), insurance, profit-sharing and other benefit plans adopted for the benefit of the page one of two
employees of the Company generally and to reimbursement of expenses incurred for the benefit of the Company in accordance with Company policies.

  7. Effect of Termination: If the Company terminates this Agreement without cause, it will continue your Salary until the earlier of twelve months after such termination or September 30, 1999; if the Company terminates this Agreement without cause or if this Agreement terminates on September 30, 1999, or if you die or are disabled, the Company will pay to you any Bonus to which you are entitled on a pro rata basis for the year in which such termination occurs. In all other cases, your salary will terminate on termination of this Agreement and you will not be entitled to a Bonus for the year in which such termination occurs.

  8. Conditions of Employment: It is a condition of your employment with the Company that you execute and deliver the Company's conditions and deliver the Company's Conditions of Employment.

  We look forward to working with you and making you a part of our executive team. Please evidence your agreement with the foregoing by executing and returning this letter.

                                        Very truly yours,
                                        Credentials Services International, Inc.


                                        By: /s/John P. Ferry
                                           ----------------------------------
                                               John P. Ferry, President

Accepted and Agreed:


/s/ Gerry Keehan
----------------------------------
Gerry Keehan





                                page two of two